EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-61394 and 333-61394-01 of Tanger Properties Limited Partnership on Form S-3, as amended by the Post-Effective Amendment No. 2 on Form S-3, of our report dated December 5, 2003, appearing in this Form 8-K of Tanger Properties Limited Partnership, and to the reference to us under the heading "Experts" in the Prospectus Supplement (To Prospectus Dated August 28, 2002), which is part of such Registration Statements.


/s/ DELOITTE & TOUCHE LLP
McLean, Virginia


December 5, 2003